EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the NXG Cushing Midstream Energy Fund, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the NXG Cushing Midstream Energy Fund for the period ended May 31, 2023 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the NXG Cushing Midstream Energy Fund for the stated period.

/s/ Mark Rhodes	/s/ Blake R. Nelson
Mark Rhodes President & Chief Executive Officer	Blake R. Nelson Chief Financial Officer, Treasurer and Secretary

Dated:	8/4/23

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by NXG Cushing Midstream Energy Fund for purposes of Section 18 of the Securities Exchange Act of 1934.